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                                                                    EXHIBIT 10.7


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                             NOVATEL WIRELESS, INC.


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
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        This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of December 21, 2000, by and between VENTURE BANKING GROUP, a division of Cupertino National Bank ("Bank") and NOVATEL WIRELESS, INC. ("Borrower").

                                    RECITALS

        A. Bank and Borrower are parties to that certain Loan and Security Agreement dated as of October 12, 1999 (as amended, supplemented, or otherwise modified, the "Original Agreement").

        B. Borrower and Bank wish to amend and restate, without novation, the terms of the Original Agreement. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

        The parties agree as follows:

        1. DEFINITIONS AND CONSTRUCTION.

               1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                      "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                      "Adjusted Net Worth" means Net Worth plus the book value of the Minority Interest.

                      "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

                      "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                      "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the administration and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                      "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                      "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts of Borrower and each Guarantor, as determined by Bank in its good faith business judgment with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                      "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.


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                      "Certificates" means the certificate(s) of deposit
described on Exhibit A, having maturities of up to one year, and such other certificate(s) of deposit having maturities of up to one year issued by Bank and held by Bank as Collateral from time to time and for which Borrower has executed a pledge agreement in form and substance satisfactory to Bank.

                      "Closing Date" means the date of this Agreement.

                      "Code" means the California Uniform Commercial Code.

                      "Collateral" means the property described on Exhibit A attached hereto.

                      "Committed Revolving Line" means a credit extension of up to Ten Million Dollars ($10,000,000).

                      "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                      "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                      "Credit Extension" means each Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                      "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                      "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

                      "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                      "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's or a Guarantor's business that comply in all material respects with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:


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                      (a) Accounts that the account debtor has failed to pay
within ninety (90) days of invoice date;

                      (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                      (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                      (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                      (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                      (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                      (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, unless there is compliance with the Assignment of Claims Act;

                      (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                      (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except that the concentration limit for Accounts owing by OmniSky, Inc. and Metricom shall be forty percent (40%);

                      (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its reasonable discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                      (k) Accounts the collection of which Bank reasonably determines to be doubtful.

                      "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit or insurance in an amount and of a tenor, and issued by a financial institution, insurance company or governmental entity acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

                      "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                      "Event of Default" has the meaning assigned in Article 8.

                      "GAAP" means generally accepted accounting principles as in effect from time to time.

                      "Guarantor" or "Guarantors" means Novatel Wireless Technology, Ltd. and Novatel Wireless Solutions, Inc.


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                      "Indebtedness" means (a) all indebtedness for borrowed
money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                      "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                      "Intellectual Property Collateral" means all of Borrower's right, title, and interest in and to the following:

                      (a) Copyrights, Trademarks and Patents;

                      (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                      (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                      (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                      (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                      (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                      (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                      "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                      "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                      "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                      "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                      "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.


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                      "Material Adverse Effect" means a material adverse effect
on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                      "Minority Interest" means the equity interest of Borrower in Novatel Canada.

                      "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                      "Net Worth" means net worth, as determined in accordance with GAAP.

                      "Novatel Canada" means Novatel Wireless Technologies, Ltd., a corporation organized under the laws of Alberta.

                      "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                      "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                      "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                      "Permitted Indebtedness" means:

                      (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                      (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                      (c) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

                      (d) Subordinated Debt;

                      (e) accounts payable to trade creditors and accrued expenses (other than for money borrowed) that are not aged more than 30 days from due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants;

                      (f) rental obligations under existing leases of Borrower;

                      (g) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of Borrower's business;

                      (h) intercompany indebtedness among Borrower and Guarantors;


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                      (i) taxes, assessments and governmental charges or levies
which are not delinquent or which are being contested in good faith and for which, in accordance with GAAP, adequate reserves have been set aside on the books of Borrower; and

                      (j) indebtedness not included in paragraphs (a) through
(i) above which does not exceed at any time, in the aggregate, the sum of $100,000.

                      "Permitted Investment" means:

                      (a) Investments existing on the Closing Date disclosed in the Schedule; and

                      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts.

                      "Permitted Liens" means the following:

                      (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                      (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                      (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                      (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                      "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                      "Prime Rate" means the variable rate of interest, per annum, quoted from time to time in the Western Edition of The Wall Street Journal, as the "prime rate," whether or not such rate is the lowest rate available from Bank.

                      "Quick Assets" means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents and billed trade accounts receivable of Borrower determined in accordance with GAAP.

                      "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller and the Treasurer of Borrower.

                      "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.


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                      "Revolving Maturity Date" means June 30, 2001.

                      "Schedule" means the schedule of exceptions attached hereto, if any.

                      "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

                      "Subsidiary" means any corporation or partnership in which
(i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

                      "Tangible Net Worth" means the excess of total assets over Total Liabilities, excluding from the determination of total assets all assets that would be classified as intangible assets under GAAP.

                      "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

                      "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

               1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2. LOAN AND TERMS OF PAYMENT.

               2.1 Credit Extensions.

                      Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                      (a) Revolving Advances.

                           (i) Subject to and upon the terms and conditions of
this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, minus, in each case, the aggregate undrawn face amount of the outstanding Letters of Credit, and any drawn but unreimbursed Letters of Credit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium. Borrower's obligation to repay the Advances is evidenced by this Agreement and a Promissory Note in substantially the form of Exhibit B attached hereto.

                           (ii) Whenever Borrower desires an Advance, Borrower
will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled


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to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower's deposit account.

                      (b) Letters of Credit.

                           (i) Subject to the terms and conditions of this
Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, the "Letters of Credit") in an aggregate outstanding face amount not to exceed the sum of (a) the lesser of the availability under the Committed Revolving Line and the Borrowing Base, plus (b) the principal amount of Certificates constituting Collateral; provided the undrawn face amount of such Letters of Credit and any drawn but unreimbursed Letters of Credit shall not in any case exceed Five Million Dollars ($5,000,000) in the aggregate. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms of Bank's form of standard application and letter of credit agreement, including Bank's fee equal to (i) one percent (1%) of the face amount of each Letter of Credit issued against pledged certificates of deposit, and
(ii) one and one-half percent (1.5%) of the face amount of each Letter of Credit issued against Eligible Accounts. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a). No Letter of Credit may have an expiration date later than the Revolving Maturity Date.

                           (ii) Subject to the penultimate sentence of Section
2.1(b)(i), the obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank's gross negligence or willful misconduct.

               2.2 Overadvances. If at any time the aggregate amount of the outstanding Advances plus the undrawn face amount of any outstanding Letters of Credit, and any drawn but unreimbursed Letters of Credit, other than Letters of Credit secured by certificates of deposit, exceeds the lesser of the Borrowing Base or the Committed Revolving Line, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

               2.3 Interest Rates, Payments, and Calculations.

                      (a) Interest Rate. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to one percent (1.0%) above the Prime Rate.

                      (b) Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                      (c) Payments. Interest hereunder shall be due and payable in arrears on the last calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                      (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.


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
               2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

               2.5 Fees. Borrower shall pay to Bank the following:

                      (a) Facility Fee. On the Closing Date, a Facility Fee equal to Seventy-Five Thousand Dollars ($75,000), which shall be nonrefundable;

                      (b) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date (provided, that Bank's attorneys' fees and expenses incurred in connection with the preparation and negotiation of the Loan Documents shall be paid by Bank with the proceeds of the Facility Fee); and after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due. Bank shall provide to Borrower monthly accountings of all Bank Expenses.

               2.6 Additional Costs. In case after the date hereof any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                      (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                      (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                      (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

               2.7 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.


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
        3. CONDITIONS OF CREDIT EXTENSIONS.

               3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

                      (a) this Agreement;

                      (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                      (c) financing statements (Forms UCC-1);

                      (d) an intellectual property security agreement;

                      (e) affirmations of each unconditional guaranty and security agreement of each Guarantor;

                      (f) an agreement to provide insurance;

                      (g) a securities account control agreement;

                      (h) payment of the fees then due specified in Section 2.5 hereof;

                      (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

               3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                      (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                      (b) the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

        4. CREATION OF SECURITY INTEREST.

               4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Prior to the maturity of any Collateral consisting of certificates of deposit held by Bank pursuant hereto, Borrower and Bank shall agree upon a security or instrument similar in form, quality and substance to the original Collateral in which the proceeds of the Collateral can be reinvested on maturity. Upon maturity of the Collateral in accordance with its terms, or in the event the Collateral otherwise becomes payable during the term of this Agreement, such maturing Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrower and the proceeds therefrom used to purchase the security or instrument agreed to by Borrower and Bank in accordance with the immediately preceding sentence. If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by Bank in which Bank has a first priority security interest until such time as an agreement as to the security replacing the original Collateral can be reached. Bank may retain any such successor collateral and the proceeds therefrom as Collateral in accordance with the terms of this Agreement. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

               4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, the certificates evidencing all of the outstanding capital stock of each Guarantor (together with stock powers executed in blank), all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

               4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5. REPRESENTATIONS AND WARRANTIES.

               Borrower represents and warrants as follows:

               5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state or province of incorporation and qualified and licensed to do business in any jurisdiction in which failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

               5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

               5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

               5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and acceptance by the account debtor, subject only to usual and customary return rights, or the services giving rise to such Eligible Accounts have been fully performed. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

               5.5 Merchantable Inventory. All Eligible Inventory is in all material respects of good and marketable quality, free from all material defects.

               5.6 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. The Intellectual Property Security Agreement sets forth all of the Intellectual Property Collateral that is material to Borrower's business. Except as set forth in the Schedule, Borrower's rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

               5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

               5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

               5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements of Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

               5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

               5.11 Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

               5.12 Environmental Condition. Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

               5.13 Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid (unless the same are being contested in good faith by appropriate proceedings), or have made adequate provision for the payment of, all taxes reflected therein.

               5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

               5.15 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could reasonably be expected to have a Material Adverse Effect.

               5.16 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6. AFFIRMATIVE COVENANTS.

               Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

               6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

               6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

               6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month in which a Credit Extension against Eligible Accounts is outstanding (or, if no such Credit Extension is outstanding, as a condition precedent to a request for such a Credit Extension), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (or a qualified opinion subject only to a "going concern" qualification or "ability to raise additional equity" qualification or other similar qualification); (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; and
(e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

        Within thirty (30) days after the last day of each month in which any Credit Extension against Eligible Accounts is outstanding (or, if no such Credit Extension is outstanding, within thirty (30) days after the last day of each fiscal quarter, and as a condition precedent to a request for such a Credit Extension), Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

        Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.

        Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than annually unless an Event of Default has occurred and is continuing.

               6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

               6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

               6.6 Insurance.

                      (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                      (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

               6.7 Principal Depository. Borrower shall maintain with Bank depository and operating accounts having average balances of not less than $2,000,000 in the aggregate.

               6.8 Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least
1.25 to 1.00.

               6.9 Revenue. Borrower shall achieve cumulative monthly revenue from the Closing Date through the last day of each month of not less than 75% of the revenue set forth in the forecast dated June 19, 2000 delivered to Bank.

               6.10 Adjusted Net Worth. Borrower shall maintain at all times an Adjusted Net Worth of at least Ten Million Dollars ($10,000,000), plus 25% of the net proceeds of any sale or issuance of equity securities or Subordinated Debt by the Borrower after the date hereof.

               6.11 Total Liabilities-Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities to Adjusted Net Worth of not more than 2.00 to 1.00.

               6.12 Registration of Intellectual Property Rights.

                      (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement, within thirty (30) days of the date of this Agreement, (ii) all registerable intellectual property rights Borrower has developed as of the date of this Agreement but heretofore failed to register, within thirty (30) days of the date of this Agreement, and (iii) those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product, prior to the sale or licensing of such product to any third party, and prior to Borrower's use of such product (including without limitation major revisions or additions to the intellectual property rights listed on such Exhibits A, B and C). Borrower shall give Bank notice of all such applications or registrations.

                      (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                      (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

                      (d) Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

               6.13 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7. NEGATIVE COVENANTS.

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without the prior written consent of Bank:

               7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of surplus, worn-out or obsolete Equipment; or
(iv) Transfers of property with an aggregate value of $100,000 or less per fiscal year of Borrower.

               7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and its Subsidiaries and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

               7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that a Subsidiary of Borrower may merge with and into Borrower, so long as Borrower is the surviving entity.

               7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

               7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

               7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements, but only so long as an Event of Default does not exist or would not exist after giving effect to such repurchase and (ii) make distributions in capital stock of Borrower.

               7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

               7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

               7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

               7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory; provided, however, that Borrower may deposit software code in escrow for customers in the ordinary course of business. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files at Bank's request a financing statement where needed to perfect Bank's security interest.

               7.11 Compliance. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in all material respects with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

               7.12 Negative Pledge Agreements. Borrower shall not permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any Collateral, unless an exception is made therein for the security interest of Bank.

        8. EVENTS OF DEFAULT.

               Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

               8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

               8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

               8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

               8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

               8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

               8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $250,000 or that could reasonably be expected to have a Material Adverse Effect;

               8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed herein or under any subordination agreement entered into with Bank;

               8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

               8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

               8.10 Guaranty. If any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any of the circumstances described in any of Sections 8.3, 8.4 or 8.5 occurs with respect to any Guarantor, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any Guarantor revokes or purports to revoke any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty.

        9. BANK'S RIGHTS AND REMEDIES.

               9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

                      (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                      (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit; and

                      (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                      (e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise, but only for so long as is reasonably required for the exercise of such right;

                      (f) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                      (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                      (h) Dispose of the Collateral in accordance with the Code, including a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                      (i) Bank may credit bid and purchase at any public sale;

                      (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

               9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (i) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in
Section 4.2 regardless of whether an Event of Default has occurred if Borrower has not done so within 10 days of Bank's request. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

               9.3 Accounts Collection. At any time during the term of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

               9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

               9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

               9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

               9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10. NOTICES.

               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

       If to Borrower:  Novatel Wireless, Inc.
                        9360 Towne Centre Drive, Suite 110
                        San Diego, CA  92121
                        Attn: Mr. Melvin Flowers, Chief Financial Officer, and Mr. Dan Halvorson, Treasurer
                        FAX:  (858) 812-3414

                        with a copy to:

                        Orrick, Herrington & Sutcliffe LLP
                        777 South Figueroa Street, Suite 3200
                        Los Angeles, CA 90017
                        Attn: Blase Dillingham

       If to Bank:      Venture Banking Group
                        Three Palo Alto Square
                        Palo Alto, CA  94306
                        Attn:  Mr. Brad L. Smith
                        FAX:  (650) 843-6969

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Failure to deliver a notice to Borrower's counsel shall not render ineffective any notice delivered to Borrower.

        11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL

COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12. GENERAL PROVISIONS.

               12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

               12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of transactions between Bank and Borrower under this Agreement or the other Loan Documents (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

               12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

               12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

               12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

               12.8 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                      NOVATEL WIRELESS, INC.


                                      By: /s/ Melvin L. Flowers

                                      Title: Senior VP and CFO


                                      VENTURE BANKING GROUP, a division of
                                      Cupertino National Bank


                                      By: Brad Smith

                                      Title: Vice President

                                    EXHIBIT A


        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

        (e) All documents, cash, deposit accounts, securities, investment property, financial assets, securities entitlements, securities accounts, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof; provided that, notwithstanding anything in the foregoing description to the contrary, the Collateral shall not include (i) Borrower's equipment and related computer programs and other related general intangibles to the extent the same are subject to a lease or financing arrangement which includes a valid and enforceable prohibition on further encumbrances ("Excluded Equipment"), (ii) additions, attachments, accessories and accessions to, substitutions, replacements and exchanges for, and products and proceeds (including insurance proceeds) of the Excluded Equipment, and (iii) Borrower's rights as licensee under license agreements, the encumbering of which constitutes an event of termination which may be asserted against Borrower; provided that such exclusion shall not apply to proceeds generated from or inventory sold pursuant to any such license agreement; provided, however, that "Collateral" shall include, (A) any general intangible or contract right which is an Account or a proceed of, or otherwise related to the enforcement or collection of, any Account or goods which are the subject of any Account, and (B) any and all proceeds of any general intangibles or contract rights which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor, or other applicable party with respect to any such otherwise excluded general intangibles, contract rights and Equipment, such general intangibles, contract rights and Equipment as well as any and all proceeds thereof that might theretofore have been excluded from the term "Collateral."

                                    EXHIBIT B

                            REVOLVING PROMISSORY NOTE


$10,000,000                                                Palo Alto, California
                                                               December 21, 2000

        FOR VALUE RECEIVED, NOVATEL WIRELESS, INC. (the "Borrower"), promises to pay to the order of Venture Banking Group (the "Bank") the principal amount of Ten Million Dollars ($10,000,000) or, if less, the aggregate amount of Advances (as defined in the Loan Agreement referred to below) made by Bank to Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

        Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. Notwithstanding any other limitations contained in this Note, Bank does not intend to charge and Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Bank described in the Loan Agreement. Until notified of the transfer of this Note, Borrower shall be entitled to deem Bank or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

        This Note is referred to in, and is entitled to the benefits of, the Amended and Restated Loan and Security Agreement dated as of December 21, 2000 (the "Loan Agreement") between Borrower and Bank. The Loan Agreement, among other things, (i) provides for the making of Advances by Bank to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

        The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

        No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

        Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law doctrine.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                                  NOVATEL WIRELESS, INC.


                                                  By: /s/ Melvin L. Flowers

                                                  Title: Sr. VP and CFO

                                    EXHIBIT C

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

           DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., Pacific Time

TO:  Venture Banking Group                                DATE:
                                                                 ---------------

FAX #:  650-843-6969                                      TIME:
                                                                 ---------------

FROM:
     ---------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:  NOVATEL WIRELESS, INC.

                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------
PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                            TO ACCOUNT #
               ----------------------                  -------------------------

REQUESTED TRANSACTION TYPE                        REQUEST DOLLAR AMOUNT
                                                  $
                                                   -----------------------------
PRINCIPAL INCREASE (ADVANCE)                      $
                                                   -----------------------------
PRINCIPAL PAYMENT (ONLY)                          $
                                                   -----------------------------
INTEREST PAYMENT (ONLY)                           $
                                                   -----------------------------
PRINCIPAL AND INTEREST (PAYMENT)                  $
                                                   -----------------------------

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

        All representations and warranties of Borrower stated in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Advance Request Form; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


-------------------------------         -------------------------------
       Authorized Requester                         Phone #


-------------------------------         -------------------------------
        Received By (Bank)                          Phone #

                        -------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower: Novatel Wireless, Inc., Novatel Wireless Solutions, Inc., Novatel
          Wireless Technologies, Ltd.

Commitment Amount:  $10,000,000
--------------------------------------------------------------------------------


ACCOUNTS RECEIVABLE
        1.     Accounts Receivable Book Value as of                                   $
                                                                                       -----------
        2.     Additions (please explain on reverse)                                  $
                                                                                       -----------
        3.     TOTAL ACCOUNTS RECEIVABLE                                              $
                                                                                       -----------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
        4.     Amounts over 90 days due                               $
                                                                       -----------
        5.     Balance of 25% over 90 day accounts                    $
                                                                       -----------
        6.     Concentration Limits                                   $
                                                                       -----------
        7.     Foreign Accounts                                       $
                                                                       -----------
        8.     Governmental Accounts                                  $
                                                                       -----------
        9.     Contra Accounts                                        $
                                                                       -----------
        10.    Demo Accounts                                          $
                                                                       -----------
        11.    Intercompany/Employee Accounts                         $
                                                                       -----------
        12.    Other (please explain on reverse)                      $
                                                                       -----------
        13.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                   $
                                                                       -----------
        14.    Eligible Accounts (#3 minus #13)                                       $
                                                                                       -----------
        15.    LOAN VALUE OF ACCOUNTS (80% of #14)                                    $
                                                                                       -----------


BALANCES
        16.    Maximum Loan Amount                                                    $10,000,000
        17.    Total Funds Available [Lesser of #15 or #16]                           $
                                                                                       -----------
        18.    Present balance owing on Line of Credit                                $
                                                                                       -----------
        19.    Outstanding under Sublimits (Letters of Credit)                        $
                                                                                       -----------
        20.    RESERVE POSITION (#17 minus #18 and #19)                               $
                                                                                       -----------

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Venture Banking Group.

NOVATEL WIRELESS, INC.


By:
   -------------------------------
          Authorized Signer

                                    EXHIBIT E
                             COMPLIANCE CERTIFICATE

TO:            VENTURE BANKING GROUP

FROM:          NOVATEL WIRELESS, INC.

        The undersigned authorized officer of Novatel Wireless, Inc. hereby certifies in his capacity as an officer of the Borrower that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


REPORTING COVENANT                              REQUIRED                                COMPLIES
------------------                              --------                                --------
Monthly consolidated financial statements       Monthly within 30 days                 Yes    No
Annual (CPA Audited)                            FYE within 120 days                    Yes    No
10K and 10Q                                     (as applicable)                        Yes    No
A/R & A/P Agings, Borrowing Base Cert.          Monthly within 30 days when Credit     Yes    No
                                                Extension against Eligible
                                                Accounts outstanding; otherwise
                                                quarterly within 30 days
A/R Audit                                       Annual                                 Yes    No
Quarterly consolidating financial statements    Quarterly within 30 days               Yes    No


FINANCIAL COVENANT                              REQUIRED            ACTUAL             COMPLIES
------------------                              --------            ------             --------
Maintain on a Monthly Basis:
    Minimum Quick Ratio                         1.25:1.00           _____:1.00         Yes    No
    Minimum Adjusted Net Worth                  $__________*        $________          Yes    No

    Maximum Total Liabilities to Adjusted
     Net Worth                                  2.00:1.00           _____:1.00         Yes    No
    Revenue                                     >75% of             $________          Yes    No
                                                projected
                                                cumulative
                                                monthly revenue


* $10,000,000 plus 25% of any sale or issuance of equity securities or Subordinated Debt after the Closing Date.

COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,


-----------------------------------------------
SIGNATURE


-----------------------------------------------
TITLE

-----------------------------------------------
DATE



-------------------------------------------------

BANK USE ONLY


Received by:
            -------------------------------------
                      AUTHORIZED SIGNER

Date:
     --------------------------------------------

Verified:
         ----------------------------------------
                      AUTHORIZED SIGNER


Date:
     --------------------------------------------


Compliance Status                    Yes       No

-------------------------------------------------

                             SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

See attached UCC search.

Permitted Investments (Section 1.1)

None.

Permitted Liens (Section 1.1)

See attached search.

Prior Names (Section 5.7)

None.

Litigation (Section 5.8)

None.

Environmental (Section 5.12)

None.

                         CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------
BORROWER: Novatel Wireless, Inc.
--------------------------------------------------------------------------------

        I, the undersigned Secretary or Assistant Secretary of Novatel Wireless, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

        I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

        BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:


     NAMES                                       POSITION                      ACTUAL SIGNATURES
     -----                                       --------                      -----------------
Melvin L. Flowers                       Sr. VP and CFO                      /s/ Melvin L. Flowers
-------------------------------         -------------------------------     -------------------------------

Peter Leparulo                          Sr. VP, Business Strategy           /s/ Peter Leparulo
-------------------------------         -------------------------------     -------------------------------

Dan L. Halvorson                        Treasurer                           /s/ Dan L. Halvorson
-------------------------------         -------------------------------     -------------------------------


acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        BORROW MONEY. To borrow from time to time from Venture Banking Group, a division of Cupertino National Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Amended and Restated Loan and Security Agreement dated as of December 21, 2000 (the "Loan Agreement").

        EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the Loan Agreement and any other agreement entered into between Borrower and Bank in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the "Loan Documents"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

        GRANT SECURITY; ISSUE WARRANTS. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents, and to issue to Bank a warrant to purchase the Corporation's capital stock.

        NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

        LETTERS OF CREDIT. To execute letters of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

        FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on December 21, 2000 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                          CERTIFIED AND ATTESTED BY:


                                          X /s/ Melvin L. Flowers
--------------------------------------------------------------------------------

                         AGREEMENT TO PROVIDE INSURANCE

TO: VENTURE BANKING GROUP         Date:  December 21, 2000
    Three Palo Alto Square
    Palo Alto, CA  94306          Borrower:  Novatel Wireless, Inc.

        In consideration of a loan in the amount of up to $10,000,000, secured by all tangible personal property including inventory and equipment.

        I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

        I/We also agree to advise the below named agent to add Venture Banking Group, a division of Cupertino National Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

        I/We understand that the policy must contain:

        1.      Fire and extended coverage in an amount sufficient to cover:

               (a) The amount of the loan, OR

               (b) All existing encumbrances, whichever is greater,

        But not in excess of the replacement value of the improvements on the real property.

        2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Venture Banking Group, a division of Cupertino National Bank, or any other form acceptable to Bank.

                             INSURANCE INFORMATION

Insurance Co./Agent                          Telephone No.:

Agent's Address:

                   Signature of Obligor: /s/ Dan L. Halvorson

                   Signature of Obligor: /s/ Melvin L. Flowers

--------------------------------------------

          FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:
                             ---------------
Person Spoken to:
                 ---------------------------
Policy Number:
              ------------------------------
Effective From:            To:
               -----------    --------------
Verified by:
            --------------------------------


--------------------------------------------

                            REVOLVING PROMISSORY NOTE


$10,000,000                                                Palo Alto, California
                                                               December 21, 2000

        FOR VALUE RECEIVED, NOVATEL WIRELESS, INC. (the "Borrower"), promises to pay to the order of Venture Banking Group (the "Bank") the principal amount of Ten Million Dollars ($10,000,000) or, if less, the aggregate amount of Advances (as defined in the Loan Agreement referred to below) made by Bank to Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

        Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. Notwithstanding any other limitations contained in this Note, Bank does not intend to charge and Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Bank described in the Loan Agreement. Until notified of the transfer of this Note, Borrower shall be entitled to deem Bank or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

        This Note is referred to in, and is entitled to the benefits of, the Amended and Restated Loan and Security Agreement dated as of December 21, 2000 (the "Loan Agreement") between Borrower and Bank. The Loan Agreement, among other things, (i) provides for the making of Advances by Bank to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

        The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

        No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

        Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law doctrine.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                            NOVATEL WIRELESS, INC.


                                            By:   /s/ Melvin L. Flowers

                                            Title: Sr. VP & CFO